                                                                    Exhibit 99.2



                      AGREEMENT AND PLAN OF REORGANIZATION

                                    BETWEEN
                            MATEWAN BANCSHARES, INC.
                                      and
                                BB&T CORPORATION

                               TABLE OF CONTENTS
                               -----------------

                                                                                     Page
                                                                                     ----
ARTICLE I
     DEFINITIONS....................................................................    1
ARTICLE II
     THE MERGER.....................................................................    6

     2.1   Merger...................................................................    6
           ------
     2.2   Filing; Plan of Merger...................................................    6
           ----------------------
     2.3   Effective Time...........................................................    6
           --------------
     2.4   Closing..................................................................    6
           -------
     2.5   Effect of Merger.........................................................    7
           ----------------
     2.6   Further Assurances.......................................................    7
           ------------------
     2.7   Merger Consideration.....................................................    7
           --------------------
     2.8   Conversion of Shares; Payment of Merger Consideration....................    8
           -----------------------------------------------------
     2.9   Merger of Subsidiaries...................................................    9
           ----------------------
     2.10  Anti-Dilution............................................................    9
           -------------
     2.11  Dissenting Shares........................................................   10
           -----------------

ARTICLE III
     REPRESENTATIONS AND WARRANTIES OF Matewan......................................   10
     3.1   Capital Structure........................................................   10
           -----------------
     3.2   Organization, Standing and Authority.....................................   11
           ------------------------------------
     3.3   Ownership of Subsidiaries................................................   11
           -------------------------
     3.4   Organization, Standing and Authority of the Subsidiaries.................   11
           --------------------------------------------------------
     3.5   Authorized and Effective Agreement.......................................   11
           ----------------------------------
     3.6   Securities Filings; Financial Statements; Statements True................   12
           ---------------------------------------------------------
     3.7   Minute Books.............................................................   13
           ------------
     3.8   Adverse Change...........................................................   13
           --------------
     3.9   Absence of Undisclosed Liabilities.......................................   13
           ----------------------------------
     3.10  Properties...............................................................   13
           ----------
     3.11  Environmental Matters....................................................   14
           ---------------------
     3.12  Loans; Allowance for Loan Losses.........................................   14
           --------------------------------
     3.13  Tax Matters..............................................................   15
           -----------
     3.14  Employees; Compensation; Benefit Plans...................................   16
           --------------------------------------
     3.15  Certain Contracts........................................................   19
           -----------------
     3.16  Legal Proceedings; Regulatory Approvals..................................   20
           ---------------------------------------
     3.17  Compliance with Laws; Filings............................................   20
           -----------------------------
     3.18  Brokers and Finders......................................................   20
           -------------------
     3.19  Repurchase Agreements; Derivatives.......................................   21
           ----------------------------------
     3.20  Deposit Accounts.........................................................    21
           ----------------
     3.21  Related Party Transactions...............................................    21
           --------------------------
     3.22  Certain Information......................................................    21
           -------------------
     3.23  Tax and Regulatory Matters...............................................    22
           --------------------------
     3.24  State Takeover Laws......................................................    22
           -------------------
     3.25  Labor Relations..........................................................    22
           ---------------

     3.26  Fairness Opinion.........................................................    22
           ----------------

ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF BB&T..........................................   22
     4.1   Capital Structure of BB&T.................................................   22
           -------------------------
     4.2   Organization, Standing and Authority of BB&T..............................   23
           --------------------------------------------
     4.3   Authorized and Effective Agreement........................................   23
           ----------------------------------
     4.4   Organization, Standing and Authority of BB&T Subsidiaries.................   23
           ---------------------------------------------------------
     4.5   Securities Documents; Statements True.....................................   24
           -------------------------------------
     4.6   Financial Statements.....................................................    24
           --------------------
     4.7   Certain Information......................................................    24
           -------------------
     4.8   Tax and Regulatory Matters...............................................    24
           --------------------------
     4.9   Share Ownership..........................................................    24
           ---------------
     4.10  Legal Proceedings; Regulatory Approvals..................................    25
           ---------------------------------------
     4.11  Adverse Change...........................................................    25
           --------------

ARTICLE V
     COVENANTS......................................................................    25
     5.1   Matewan Shareholder Meeting..............................................    25
           ---------------------------
     5.2   Registration Statement; Proxy Statement/Prospectus.......................    25
           --------------------------------------------------
     5.3   Plan of Merger; Reservation of Shares....................................    26
           -------------------------------------
     5.4   Additional Acts..........................................................    26
           ---------------
     5.5   Best Efforts.............................................................    26
           ------------
     5.6   Certain Accounting Matters...............................................    27
           --------------------------
     5.7   Access to Information....................................................    27
           ---------------------
     5.8   Press Releases...........................................................    28
           --------------
     5.9   Forbearances of Matewan..................................................    28
           -----------------------
     5.10  Employment Agreements....................................................    30
           ---------------------
     5.11  Affiliates...............................................................    30
           ----------
     5.12  401(k) Plan; Pension Plan; Other Employee Benefits; Stock Purchase Plan..    31
           -----------------------------------------------------------------------
     5.13  Directors and Officers Protection........................................    32
           ---------------------------------
     5.14  Forbearances of BB&T.....................................................    32
           --------------------
     5.15  Reports..................................................................    33
           -------
     5.16  Exchange Listing.........................................................    33
           ----------------
     5.17  Advisory Board for the Matewan Market Area...............................    33
           ------------------------------------------
     5.18  Board of Directors of BB&T...............................................    33
           --------------------------

ARTICLE VI
     CONDITIONS PRECEDENT...........................................................    34
     6.1   Conditions Precedent - BB&T and Matewan..................................    34
           ---------------------------------------
     6.2   Conditions Precedent - Matewan...........................................    34
           ------------------------------
     6.3   Conditions Precedent - BB&T..............................................    35
           ---------------------------

ARTICLE VII
     TERMINATION, DEFAULT, WAIVER AND AMENDMENT.....................................    36
     7.1   Termination..............................................................    36
           -----------
     7.2   Effect of Termination....................................................    39
           ---------------------

     7.3   Survival of Representations, Warranties and Covenants....................    39
           -----------------------------------------------------
     7.4   Waiver...................................................................    39
           ------
     7.5   Amendment or Supplement..................................................    40
           -----------------------

ARTICLE VIII
     MISCELLANEOUS..................................................................    40
     8.1   Expenses.................................................................    40
           --------
     8.2   Entire Agreement.........................................................    40
           ----------------
     8.3   No Assignment............................................................    40
           -------------
     8.4   Notices..................................................................    40
           -------
     8.6   Captions.................................................................    42
           --------
     8.7   Counterparts.............................................................    42
           ------------
     8.8   Governing Law............................................................    42
           -------------

ANNEXES
-------

     Annex A                Articles of Merger
     Annex B                Form of Employment Agreement with Dan R. Moore
     Annex C                Form of Employment Agreements with Timothy Edwards
                            and Anna Ward
     Annex D                Form of Employment Agreement with Lee E. Ellis

                      AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of February 24, 1999, is between MATEWAN BANCSHARES, INC. ("Matewan"), a Delaware corporation having its principal office at Williamston, West Virginia, and BB&T CORPORATION ("BB&T"), a North Carolina corporation having its principal office at Winston-Salem, North Carolina;

                                R E C I T A L S:
                                - - - - - - - -

     The parties desire that Matewan shall be merged with and into BB&T (said transaction being hereinafter referred to as the "Merger") pursuant to a plan of merger (the "Plan of Merger") substantially in the form attached as Annex A hereto, and the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby. As a condition and inducement to BB&T's willingness to enter into the Agreement, Matewan is concurrently granting to BB&T an option to acquire, under certain circumstances, 791,700 shares of the common stock, par value $1.00 per share, of Matewan.

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     ARTICLE I
                                  DEFINITIONS

1.1  Definitions
     -----------

     When used herein, the capitalized terms set forth below shall have the following meanings:

     "Affiliate" means, with respect to any Person, any Person who directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

     "Articles of Merger" shall mean the Articles of Merger required to be filed with the office of the Secretary of State of North Carolina, as provided in
Section 55-11-05 of the NCBCA, and with the Delaware Department of State, as provided in Section 252 of the DGCL.

     "Bank Holding Company Act" shall mean the Federal Bank Holding Company Act of 1956, as amended.

     "BB&T Common Stock" shall mean the shares of voting common stock, par value $5.00 per share, of BB&T, with rights attached issued pursuant to the Rights Agreement dated December 17, 1996 between BB&T and Branch Banking and Trust Company, as Rights Agent, relating to BB&T's Series B Junior Participating Preferred Stock, $5.00 par value per share.

     "BB&T Option Agreement" shall mean the Stock Option Agreement dated as of even date herewith, as amended from time to time, under which BB&T has an option to purchase shares of Matewan Common Stock, which shall be executed immediately following execution of this Agreement.

     "BB&T Subsidiaries" shall mean Branch Banking and Trust Company, Branch Banking and Trust Company of South Carolina and Branch Banking and Trust Company of Virginia.

     "Business Day" shall mean all days other than Saturdays, Sundays and Federal Reserve holidays.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the Securities and Exchange Commission.

     "CRA" shall mean the Community Reinvestment Act of 1977, as amended.

     "Disclosed" shall mean disclosed in the Matewan Disclosure Memorandum, referencing the Section number herein pursuant to which such disclosure is being made.

     "DGCL" shall mean the Delaware General Corporation Law, as amended.

     "Environmental Claim" means any notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup or remediation costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based upon, or resulting from a violation of the Environmental Laws or the presence or release into the environment of any Hazardous Substances.

     "Environmental Laws" means all applicable federal, state and local laws and regulations, as amended, relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other laws and regulations relating to emissions, discharges, releases, or threatened releases of any Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Substances.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

     "Financial Advisor" shall mean Baxter Fentriss and Company.

     "Financial Statements" shall mean (a) with respect to BB&T, (i) the consolidated balance sheet (including related notes and schedules, if any) of BB&T as of December 31, 1997, 1996, and 1995, and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1997, 1996, and 1995, as filed by BB&T in Securities Documents and (ii) the consolidated balance sheets of BB&T (including related notes and schedules, if any), and the related consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) included in Securities Documents filed by BB&T with respect to periods ended subsequent to December 31, 1997, and (b) with respect to Matewan, (i) the consolidated statements of financial condition (including related notes and schedules, if any) of Matewan as of December 31, 1997, 1996 and 1995, and the related consolidated statements of income and retained earnings, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1997, 1996 and 1995, as filed by Matewan in Securities Documents, and (ii) the consolidated statements of financial condition of Matewan (including related notes and schedules, if any) and the related consolidated statements of income and retained earnings, and cash flows (including related notes and schedules, if any) included in Securities Documents filed by Matewan with respect to periods ended subsequent to December 31, 1997.

     "GAAP" shall mean generally accepted accounting principles applicable to financial institutions and their holding companies, as in effect at the relevant date.

     "Hazardous Substances" means any substance or material (i) identified in CERCLA; (ii) determined to be toxic, a pollutant or a contaminant under any applicable federal, state or local statutes, law, ordinance, rule or regulation, including but not limited to petroleum products; (iii) asbestos; (iv) radon; (v) poly-chlorinated biphiphenyls and (vi) such other materials, substances or waste which are otherwise dangerous, hazardous, harmful to human health or the environment.

     "IRS" shall mean the Internal Revenue Service.

     "Material Adverse Effect" on BB&T or Matewan shall mean an event, change, or occurrence which, individually or together with any other event, change or occurrence, (i) has a material adverse effect on the financial condition, results of operations, business or business prospects of BB&T and the BB&T Subsidiaries taken as a whole, or Matewan and the Matewan Subsidiaries taken as a whole, or (ii) materially impairs the ability of BB&T or Matewan to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) actions and omissions of BB&T or Matewan taken with the prior written consent of the other in contemplation of the transactions contemplated hereby and (b) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement or relating to any litigation arising as a result of the Merger.

     "Matewan Common Stock" shall mean the shares of voting common stock, par value $1.00 per share, of Matewan. The Matewan Common Stock has no Rights attached, except as provided in Section 3.1.

     "Matewan Disclosure Memorandum" shall mean the written information in one or more documents, each of which is entitled "Matewan Disclosure Memorandum" and dated on or before the date of this Agreement and delivered not later than the date of execution of this Agreement by Matewan to

BB&T, and describing in reasonable detail the matters contained therein. Each disclosure made therein shall be in existence on the date of this Agreement and shall specifically reference each Section of this Agreement under which such disclosure is made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced.

     "Matewan Preferred Stock" shall mean the shares of Cumulative Convertible Preferred Stock, Series A, par value $1.00 per share, of Matewan. The Matewan Preferred Stock has no Rights attached, except as provided in Section 3.1.

     "Matewan Subsidiaries" shall mean Matewan National Bank, Matewan Bank FSB, Matewan Venture Fund, Inc., any and all other Subsidiaries of Matewan as of the date hereof and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Matewan after the date hereof and held as a Subsidiary by Matewan at the Effective Time.

     "NCBCA" shall mean the North Carolina Business Corporation Act, as amended.

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "OTS" shall mean the Office of Thrift Supervision.

     "Proxy Statement/Prospectus" shall mean the proxy statement and prospectus, together with any supplements thereto, to be sent to shareholders of Matewan to solicit their votes in connection with a proposal to approve this Agreement and the Plan of Merger.

     "Registration Statement" shall mean the registration statement of BB&T as declared effective by the Commission under the Securities Act, including any post-effective amendments or supplements thereto as filed with the Commission under the Securities Act, with respect to the BB&T Common Stock to be issued in connection with the transactions contemplated by this Agreement.

     "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests (other than rights pursuant to the Rights Agreement described under the definition of "BB&T Common Stock"), and stock appreciation rights, performance units and similar stock-based rights whether or not they obligate the issuer thereof to issue stock or other securities or to pay cash.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Documents" shall mean all reports, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws, including but not limited to periodic and other reports filed pursuant to Section 13 of the Exchange Act.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939 as amended; and the rules and regulations of the Commission promulgated thereunder.

     "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (in determining whether one entity owns or controls 50% or more of the outstanding equity securities of another, equity securities owned or controlled in a fiduciary capacity shall be deemed owned and controlled by the beneficial owner).

     "TILA" shall mean the Truth in Lending Act, as amended.

          1.2    Terms Defined Elsewhere
                 -----------------------
          The capitalized terms set forth below are defined in the following sections:

          Agreement                   Introduction
          BB&T                        Introduction
          BB&T Ratio                  Section 7.1(h)
          Closing                     Section 2.4
          Closing Date                Section 2.4
          Closing Value               Section 2.7(d)
          Common Exchange Ratio       Section 2.7
          Constituent Corporations    Section 2.1
          Determination Date          Section 7.1(h)
          Dissenting Shareholder      Section 2.11
          Dissenting Shares           Section 2.11
          Effective Time              Section 2.3
          Employer Entity             Section 5.12(b)
          Index Group                 Section 7.1(h)
          Index Price                 Section 7.1(h)
          Matewan                     Introduction
          Maximum Amount              Section 5.13
          Merger                      Recitals
          Merger Consideration        Section 2.7
          PBGC                        Section 3.14(b)(iv)
          Plan                        Section 3.14(b)(i)
          Plan of Merger              Recitals
          Pension Plan                Section 5.12(b)
          Preferred Exchange Ratio    Section 2.7
          Starting Date               Section 7.1(h)
          Surviving Corporation       Section 2.1(a)

                                   ARTICLE II
                                   THE MERGER

2.1  Merger
     ------

     BB&T and Matewan are constituent corporations (the "Constituent Corporations") to the Merger as contemplated by the NCBCA. At the Effective
Time:

     (a) Matewan shall be merged with and into BB&T in accordance with the applicable provisions of the NCBCA and the DGCL, with BB&T being the surviving corporate entity (hereinafter sometimes referred to as the "Surviving Corporation").

     (b) The separate existence of Matewan shall cease and the Merger shall in all respects have the effect provided in Section 2.5.

     (c) The Articles of Incorporation of BB&T at the Effective Time shall become the Articles of Incorporation of the Surviving Corporation.

     (d) The Bylaws of BB&T at the Effective Time shall become the Bylaws of the Surviving Corporation.

2.2  Filing; Plan of Merger
     ----------------------

     The Merger shall not become effective unless this Agreement and the Plan of Merger are duly approved by shareholders holding the requisite number of shares of Matewan Common Stock and Matewan Preferred Stock. Upon fulfillment or waiver of the conditions specified in Article VI and provided that this Agreement has not been terminated pursuant to Article VII, the Constituent Corporations will cause the Articles of Merger to be executed and filed with the Secretary of State of North Carolina and the Delaware Department of State, as provided in
Section 55-11-05 of the NCBCA and Section 252 of the DGCL, respectively. The Plan of Merger is incorporated herein by reference, and adoption of this Agreement by the Boards of Directors of the Constituent Corporations and approval by the shareholders of Matewan shall constitute adoption and approval of the Plan of Merger.

2.3  Effective Time
     --------------

     The Merger shall be effective at the day and hour specified in the Articles of Merger as filed as provided in Section 2.2 (herein sometimes referred to as the "Effective Time").

2.4  Closing
     -------

     The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Womble Carlyle Sandridge & Rice, PLLC, Winston-Salem, North Carolina, at 10:00 a.m. on the date designated by BB&T which is within thirty days following the satisfaction of the conditions to Closing set forth in Article VI (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), or such later date as the parties may otherwise agree (the "Closing Date").

2.5  Effect of Merger
     ----------------

     From and after the Effective Time, the separate existence of Matewan shall cease, and the Surviving Corporation shall thereupon and thereafter, to the extent consistent with its Articles of Incorporation, possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and each and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate or any interest therein vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible for all the liabilities, obligations and penalties of each of the Constituent Corporations; and any claim, existing action or proceeding, civil or criminal, pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place; and any judgment rendered against either of the Constituent Corporations may be enforced against the Surviving Corporation. Neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by reason of the Merger.

2.6  Further Assurances
     ------------------

     If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, the title to any property or rights of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, the Constituent Corporations agree that such Constituent Corporations and their proper officers and directors shall and will execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized and directed in the name of the Constituent Corporations or otherwise to take any and all such actions.

2.7  Merger Consideration
     --------------------

     As used herein, the term "Merger Consideration" shall mean the number of shares of BB&T Common Stock to be exchanged for each share of Matewan Common Stock issued and outstanding as of the Effective Time (the "Common Exchange Ratio") and for each share of Matewan Preferred Stock issued and outstanding as of the Effective Time (the "Preferred Exchange Ratio") and cash (without interest) to be payable in exchange for any fractional share of BB&T Common Stock which would otherwise be distributable to a Matewan shareholder as provided in Section 2.7(d). The Preferred Exchange Ratio shall equal the product of the Common Exchange Ratio multiplied by 1.1. The Common Exchange Ratio shall be determined as follows:

     (a) If the Closing Value (as defined below) is between $37.50 and $40.4375, the Common Exchange Ratio shall be the number (rounded to four decimal places) yielded by dividing $35.00 by the Closing Value.

     (b) If the Closing Value is less than $37.50, the Common Exchange Ratio shall be 0.9333.

     (c) If the Closing Value is more than $40.4375, the Common Exchange Ratio shall be 0.8655.

     (d) The amount of cash payable with respect to any fractional share of BB&T Common Stock shall be determined by multiplying the fractional part of such share by the Closing Value. The "Closing Value" shall mean the average closing price per share of BB&T Common Stock on the NYSE Composite Transaction List (as reported by The Wall Street Journal - Eastern Edition) for the five trading days (determined by excluding days on which the NYSE is closed) ending on the tenth calendar day immediately preceding the Effective Time (the tenth day to be determined by counting the first calendar day preceding the Effective Time as the first day). No person will be entitled to dividends, voting rights or any other rights as a BB&T shareholder in respect of any fractional share.

2.8  Conversion of Shares; Payment of Merger Consideration
     -----------------------------------------------------

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of Matewan or the holders of record of Matewan Common Stock or Matewan Preferred Stock, each share of Matewan Common Stock and each share of Matewan Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent the right to receive, upon surrender of the certificate representing such share of Matewan Common Stock or Matewan Preferred Stock (as provided in subsection (d) below), the Merger Consideration.

     (b) Each share of the common stock of BB&T issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding.

     (c) Until surrendered, each outstanding certificate which prior to the Effective Time represented one or more shares of Matewan Common Stock or Matewan Preferred Stock shall be deemed upon the Effective Time for all purposes to represent only the right to receive the Merger Consideration. No interest will be paid or accrued on the Merger Consideration upon the surrender of the certificate or certificates representing shares of Matewan Common Stock or Matewan Preferred Stock. With respect to any certificate for Matewan Common Stock or Matewan Preferred Stock that has been lost or destroyed, BB&T shall pay the Merger Consideration attributable to such certificate upon receipt of a surety bond or other adequate indemnity as required in accordance with BB&T's standard policy, and evidence reasonably satisfactory to BB&T of ownership of the shares represented thereby. After the Effective Time, no transfer of the shares of Matewan Common Stock or Matewan Preferred Stock outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

     (d) Promptly after the Effective Time, BB&T shall cause to be delivered or mailed to each Matewan shareholder a form of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any shares of Matewan Common Stock or Matewan Preferred Stock. Upon surrender of such certificates or other evidence of ownership meeting the requirements of Section 2.8(c), together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably requested, BB&T shall promptly cause the transfer to the persons entitled thereto of the Merger Consideration.

     (e) The Surviving Corporation shall pay any dividends or other distributions with a record date prior to the Effective Time which have been declared or made by Matewan in respect of shares of Matewan Common Stock or Matewan Preferred Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time, subject to compliance by Matewan with
Section 5.9(b). To the extent permitted by law, former shareholders of record of Matewan shall be entitled to vote after the Effective Time at any meeting of BB&T shareholders the number of whole shares of BB&T Common Stock into which their respective shares of Matewan Common Stock or Matewan Preferred Stock are converted, regardless of whether such holders have exchanged their certificates representing Matewan Common Stock or Matewan Preferred Stock for certificates representing BB&T Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by BB&T on the

BB&T Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of BB&T Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of BB&T Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing Matewan Common Stock or Matewan Preferred Stock until such holder surrenders such certificate for exchange as provided in this Section
2.8. Upon surrender of such certificate, both the BB&T Common Stock certificate and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to the shares of Matewan Common Stock or Matewan Preferred Stock represented by such certificate.

2.9  Merger of Subsidiaries
     ----------------------

     In the event that BB&T shall request, Matewan shall take such actions, and shall cause the Matewan Subsidiaries to take such actions, as may be required in order to effect, at the Effective Time, the merger of one or more of the Matewan Subsidiaries with and into, in each case, one of the BB&T Subsidiaries or any other Subsidiary of BB&T. In the event that any such actions shall be taken and the Merger shall not be consummated for any reason other than a breach of this Agreement by Matewan, BB&T shall reimburse Matewan for all legal and regulatory costs incurred by Matewan with respect to such actions.

2.10 Anti-Dilution
     -------------

     In the event BB&T changes the number of shares of BB&T Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or other similar recapitalization, and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Common Exchange Ratio and the Preferred Exchange Ratio shall be proportionately adjusted.

2.11 Dissenting Shares
     -----------------

     Any holder of shares of Matewan Preferred Stock who shall have exercised appraisal rights with respect to the Merger in accordance with the DGCL and who has properly exercised such shareholder's rights to demand payment of the "fair value" of the Shareholder's shares (the "Dissenting Shares") as provided in the DGCL (the "Dissenting Shareholder") shall thereafter have only such rights, if any, as are provided a Dissenting Shareholder in accordance with the DGCL and shall have no rights under Sections 2.7 and 2.8; provided, however, that if a Dissenting Shareholder shall withdraw (in accordance with the DGCL) the demand for such appraisal or shall become ineligible for such appraisal, then such Dissenting Shareholder's Dissenting Shares automatically shall cease to be Dissenting Shares and shall be converted into and represent only the right to receive from the Surviving Corporation the Merger Consideration provided for in
Section 2.7 upon surrender of the certificate representing the Dissenting
Shares.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF Matewan

     Except as Disclosed, Matewan represents and warrants to BB&T as follows (the representations and warranties herein of Matewan are made subject to the applicable standard set forth in Section 6.3(a), and no such representation or warranty shall be deemed to be inaccurate unless the inaccuracy would permit BB&T to refuse to consummate the Merger under such applicable standard):

3.1  Capital Structure
     -----------------

     The authorized capital stock of Matewan consists of 10,000,000 shares of Matewan Common Stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. As of the date hereof, 3,978,392 shares of Matewan Common Stock and 617,358 shares of Matewan Preferred Stock are issued and outstanding. No other classes of capital stock of Matewan, common or preferred, are authorized, issued or outstanding. All outstanding shares of Matewan Common Stock and Matewan Preferred Stock have been duly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock have been reserved for any purpose, except for (i) shares of Matewan Common Stock reserved for issuance upon conversion of shares of Matewan Preferred Stock and (ii) 791,700 shares of Matewan Common Stock reserved in connection with the BB&T Option Agreement. Except as set forth in this Section 3.1, there are no Rights authorized, issued or outstanding with respect to, nor are there any agreements, understandings or commitments relating to the right of any Matewan shareholder to own, to vote or to dispose of, the capital stock of Matewan. Holders of Matewan Common Stock and holders of Matewan Preferred Stock do not have preemptive rights.

3.2  Organization, Standing and Authority
     ------------------------------------

     Matewan is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets. Matewan has qualified to do business in West Virginia, Kentucky and Virginia, and Matewan is not required to be qualified to do business in any other state of the United States or foreign jurisdiction.

3.3  Ownership of Subsidiaries
     -------------------------

     Section 3.3 of the Matewan Disclosure Memorandum lists all of the Matewan Subsidiaries and, with respect to each, its jurisdiction of organization, jurisdictions in which it is qualified or otherwise licensed to conduct business, the number of shares or ownership interests owned by Matewan (directly or indirectly), the percentage ownership interest so owned by Matewan and its business activities. The outstanding shares of capital stock or other equity interests of the Matewan Subsidiaries are validly issued and outstanding, fully paid and nonassessable, and all such shares are directly or indirectly owned by Matewan free and clear of all liens, claims and encumbrances or preemptive rights of any person. No Rights are authorized, issued or outstanding with respect to the capital stock or other equity interests of the Matewan Subsidiaries, and there are no agreements, understandings or commitments relating to the right of Matewan to own, to vote or to dispose of said interests. None of the shares of capital stock or other equity interests of the Matewan Subsidiaries have been issued in violation of the preemptive rights of any person. Section 3.3 of the Matewan Disclosure Memorandum also lists all shares of capital stock or other securities or ownership interests of any corporation, partnership, joint venture, or other organization (other than the Matewan Subsidiaries) owned directly or indirectly by Matewan.

3.4  Organization, Standing and Authority of the Subsidiaries
     --------------------------------------------------------

     Each Matewan Subsidiary which is a depository institution is a federally chartered national bank or savings association with its deposits insured by the FDIC. Each of the Matewan Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Matewan Subsidiaries has full corporate power and authority to carry on its business as now conducted, and is duly qualified to do business in each jurisdiction Disclosed with respect to it. No Matewan Subsidiary is required to be qualified to do business in any other state of the United States or foreign jurisdiction, or is engaged in any type of activities that have not been Disclosed.

3.5  Authorized and Effective Agreement
     ----------------------------------

     (a) Matewan has all requisite corporate power and authority to enter into and (subject to receipt of all necessary governmental approvals and the receipt of approval of the Matewan shareholders of this Agreement and the Plan of Merger) to perform all of its obligations under this Agreement, the Articles of Merger and the BB&T Option Agreement. The execution and delivery of this Agreement, the Articles of Merger and the BB&T Option Agreement, and consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, except, in the case of this Agreement and the Plan of Merger, the approval of the Matewan shareholders pursuant to and to the extent required by applicable law. This Agreement, the Plan of Merger and the BB&T Option Agreement constitute legal, valid and binding obligations of Matewan, and each is enforceable against Matewan in accordance with its terms, in each such case subject to (i) bankruptcy, fraudulent transfer, insolvency, moratorium, reorganization, conservatorship, receivership, or other similar laws from time to time in effect relating to or affecting the enforcement of the rights of creditors of FDIC-insured institutions or the enforcement of creditors' rights generally; and (ii) general principles of equity (whether applied in a court of law or in equity).

     (b) Neither the execution and delivery of this Agreement, the Articles of Merger or the BB&T Option Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Matewan with any of the provisions hereof or thereof, shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or bylaws of Matewan or any Matewan Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Matewan or any Matewan Subsidiary pursuant to, any note, bond, mortgage, indenture, license, permit, contract, agreement or other instrument or obligation, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Matewan or any Matewan Subsidiary.

     (c) Other than consents or approvals required from, or notices to, regulatory authorities as provided in Section 5.4(b), no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by Matewan of the Merger and the other transactions contemplated in this Agreement.

3.6  Securities Filings; Financial Statements; Statements True
     ---------------------------------------------------------

     (a) Matewan has timely filed all Securities Documents required by the Securities Laws to be filed since December 31, 1995. Matewan has Disclosed or made available to BB&T a true and complete copy of each Securities Document filed by Matewan with the Commission after December 31, 1995 and prior to the date hereof, which are all of the Securities Documents that Matewan was required to file during such period. As of their respective dates of filing, such Securities Documents complied with the Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The Financial Statements of Matewan fairly present or will fairly present, as the case may be, the consolidated financial position of Matewan and the Matewan Subsidiaries as of the dates indicated and the consolidated statements of income and retained earnings, changes in shareholders' equity and statements of cash flows for the periods then ended (subject, in the case of unaudited interim statements, to the absence of notes and to normal year-end audit adjustments that are not material in amount or effect) in conformity with GAAP applied on a consistent basis.

     (c) No statement, certificate, instrument or other writing furnished or to be furnished hereunder by Matewan or any Matewan Subsidiary to BB&T contains or will contain any untrue statement of a material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.7  Minute Books
     ------------

     The minute books of Matewan and each of the Matewan Subsidiaries contain or will contain at Closing accurate records of all meetings and other corporate actions of their respective shareholders and Boards of Directors (including committees of the Board of Directors), and the signatures contained therein are the true signatures of the persons whose signatures they purport to be.

3.8  Adverse Change
     --------------

     Since December 31, 1997, Matewan and the Matewan Subsidiaries have not incurred any liability, whether accrued, absolute or contingent, except as disclosed in the most recent Matewan Financial Statements, or entered into any transactions with Affiliates, in each case other than in the ordinary course of business consistent with past practices, nor has there been any adverse change or any event involving a prospective adverse change in the business, financial condition, results of operations or business prospects of Matewan or any of the Matewan Subsidiaries.

3.9  Absence of Undisclosed Liabilities
     ----------------------------------

     All liabilities (including contingent liabilities) of Matewan and the Matewan Subsidiaries are disclosed in the most recent Financial Statements of Matewan or were incurred in the ordinary course of its business since the date of Matewan's most recent Financial Statements.

3.10 Properties
     ----------

     (a) Matewan and the Matewan Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults or equitable interests, to all of the properties and assets, real and personal, tangible and intangible, reflected on the consolidated balance sheet included in the Financial Statements of Matewan as of December 31, 1997 or acquired after such date, except for (i) liens for current taxes not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent, or (iv) dispositions and encumbrances for adequate consideration in the ordinary course of business.

     (b) All leases and licenses pursuant to which Matewan or any Matewan Subsidiary, as lessee or licensee, leases or licenses rights to real or personal property are valid and enforceable in accordance with their respective terms.

3.11 Environmental Matters
     ---------------------

     (a) Matewan and the Matewan Subsidiaries are and at all times have been in compliance with all Environmental Laws. Neither Matewan nor any Matewan Subsidiary has received any communication alleging that Matewan or the Matewan Subsidiary is not in such compliance, and there are no present circumstances that would prevent or interfere with the continuation of such compliance.

     (b) There are no pending Environmental Claims, neither Matewan nor any Matewan Subsidiary has received notice of any pending Environmental Claims, and there are no conditions or facts existing which might reasonably be expected to result in legal, administrative, arbitral or other proceedings asserting Environmental Claims or other claims, causes of action or governmental investigations of any nature seeking to impose, or that could result in the imposition of, any liability arising under any Environmental Laws upon (i) Matewan or any Matewan Subsidiary, (ii) any person or entity whose liability for any Environmental Claim Matewan or any Matewan Subsidiary has or may have retained or assumed, either contractually or by operation of law, (iii) any real or personal property owned or leased by Matewan or any Matewan Subsidiary, or any real or personal property which Matewan or any Matewan Subsidiary has or is judged to have managed or supervised or participated in the management of, or
(iv) any real or personal property in which Matewan or any Matewan Subsidiary holds a security interest securing a loan recorded on the books of Matewan or any Matewan Subsidiary. Neither Matewan nor any Matewan Subsidiary is subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability under any Environmental Laws.

     (c) Matewan and the Matewan Subsidiaries are in compliance with all recommendations contained in any environmental audits, analyses and surveys received by Matewan relating to all real and personal property owned or leased by Matewan or any Matewan Subsidiary and all real and personal property of which Matewan or any Matewan Subsidiary has or is judged to have managed or supervised or participated in the management of.

     (d) There are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim, or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws, against Matewan or any Matewan Subsidiary or against any person or entity whose liability for any Environmental Claim Matewan or any Matewan Subsidiary has or may have retained or assumed, either contractually or by operation of law.

3.12 Loans; Allowance for Loan Losses
     --------------------------------

     (a) All of the loans on the books of Matewan and the Matewan Subsidiaries are valid and properly documented, and were made in the ordinary course of business. Neither the terms of such loans, nor any of the loan documentation, nor the manner in which such loans have been administered and serviced, nor Matewan's procedures and practices of approving or rejecting loan applications, violates any federal, state or local law, rule, regulation or ordinance applicable thereto, including, without limitation, the TILA, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, as amended, and state laws, rules and regulations relating to consumer protection, installment sales and usury.

     (b) The allowances for loan losses reflected on the consolidated balance sheets included in the Financial Statements of Matewan are adequate as of their respective dates under the requirements of GAAP and applicable regulatory requirements and guidelines.

3.13 Tax Matters
     -----------

     (a) Matewan and the Matewan Subsidiaries and each of their predecessors have timely filed (or requests for extensions have been timely filed and any such extensions either are pending or have been granted and have not expired) all federal, state and local (and, if applicable, foreign) tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither Matewan nor any Matewan Subsidiary has or will have any liability for any such taxes in excess of the amounts so paid or reserves or accruals so established. Matewan and the Matewan Subsidiaries have paid, or where payment is not required to have been made have set up an adequate reserve or accrual for payment of, all taxes required to be paid or accrued for the preceding or current fiscal year for which a return is not yet due.

     (b) All federal, state and local (and, if applicable, foreign) tax returns filed by Matewan and the Matewan Subsidiaries are complete and accurate.
Neither Matewan nor any Matewan Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Matewan or any Matewan Subsidiary which have not been settled and paid. There are currently no agreements in effect with respect to Matewan or any Matewan Subsidiary to extend the period of limitations for the assessment or collection of any tax. No audit examination or deficiency or refund litigation with respect to such returns is pending.

     (c) Deferred taxes have been provided for in accordance with GAAP consistently applied.

     (d) Neither Matewan nor any of the Matewan Subsidiaries is a party to any tax allocation or sharing agreement or has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Matewan or a Matewan subsidiary) or has any liability for taxes of any person (other than Matewan and the Matewan Subsidiaries) under Treasury

Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor or by contract or otherwise.

     (e) Each of Matewan and the Matewan Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state, and local tax laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

     (f) Neither Matewan nor any of the Matewan Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

3.14 Employees; Compensation; Benefit Plans
     --------------------------------------

     (a) Compensation.  Matewan has Disclosed a complete and correct list of the
         ------------
name, age, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of each director, shareholder, independent contractor, consultant and agent of Matewan and of each Matewan Subsidiary and each other person (in each case other than as an employee) to whom Matewan or any Matewan Subsidiary pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

     (b)  Employee Benefit Plans.
          ----------------------

          (i) Matewan has Disclosed an accurate and complete list of all Plans, as defined below, contributed to, maintained or sponsored by Matewan or any Matewan Subsidiary, to which Matewan or any Matewan Subsidiary is obligated to contribute or has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of corporations, within the meaning of Sections 414(b), 414(c), 414(m) and 414(o) of the Code, of which Matewan or any Matewan Subsidiary is a member. For purposes of this Agreement, the term "Plan" shall mean a plan, arrangement, agreement or program described in the foregoing provisions of this Section 3.14(b)(i) and which is: (A) a profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, whether or not funded and whether or not terminated, (B) an employment agreement, (C) a personnel policy or fringe benefit plan, policy, program or arrangement providing for benefits or perquisites to current or former employees, officers, directors or agents, whether or not funded, and whether or not terminated, including, without limitation, benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, severance, medical, dental, hospitalization, life insurance and other types of insurance, or (D) any other employee benefit plan as defined in Section 3(3) of ERISA, whether or not funded and whether or not terminated.

          (ii) Neither Matewan nor any Matewan Subsidiary contributes to, has an obligation to contribute to or otherwise has any liability or potential liability with respect to (A) any multiemployer plan as defined in Section 3(37) of ERISA, (B) any plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413 of the Code (and regulations promulgated thereunder), or (C) any plan which provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or former employees or directors, their spouses or dependents, other than in accordance with Section 4980B of the Code or applicable state continuation coverage law.

          (iii) None of the Plans obligates Matewan or any Matewan Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change in control," as such term is used in Section 280G of the Code (and regulations promulgated thereunder).

          (iv) Each Plan, and all related trusts, insurance contracts and funds, has been maintained, funded and administered in compliance in all respects with its own terms and in compliance in all respects with all applicable laws and regulations, including but not limited to ERISA and the Code. No actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands with respect to the Plans (other than routine claims for benefits) are pending or threatened, and there are no facts which could give rise to or be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands. No Plan that is subject to the funding requirements of Section 412 of the Code or Section 302 of ERISA has incurred any "accumulated funding deficiency" as such term is defined in such Sections of ERISA and the Code, whether or not waived, and each Plan has always fully met the funding standards required under Title I of ERISA and Section 412 of the Code. No liability to the Pension Benefit Guaranty Corporation ("PBGC") (except for routine payment of premiums) has been or is expected to be incurred with respect to any Plan that is subject to Title IV of ERISA, no reportable event (as such term is defined in Section 4043 of ERISA) has occurred with respect to any such Plan, and the PBGC has not commenced or threatened the termination of any Plan. None of the assets of Matewan or any Matewan Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, neither Matewan nor any Matewan Subsidiary has been required to post any security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code, and there are no facts which could be expected to give rise to such lien or such posting of security. No event has occurred and no condition exists that would subject Matewan or any Matewan Subsidiary to any tax under Sections 4971, 4972, 4976, 4977 or 4979 of the Code or to a fine or penalty under Section 502(c) of ERISA.

          (v) Each Plan that is intended to be qualified under Section 401(a) of the Code, and each trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to the qualification under the Code of such Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax exempt status of such related trust.

          (vi) No underfunded "defined benefit plan" (as such term is defined in Section 3(35) of ERISA) has been, during the five years preceding the Closing Date, transferred out of the controlled group of corporations (within the meaning of Sections 414(b), (c), (m) and (o) of the Code) of which Matewan or any Matewan Subsidiary is a member or was a member during such five-year period.

          (vii) As of the close of the last plan year preceding the date hereof, the fair market value of the assets of each Plan that is a tax qualified defined benefit plan equals or exceeds the present value of all vested and non-vested liabilities thereunder determined in accordance with reasonable actuarial methods, factors and assumptions applicable to a defined benefit plan on an ongoing basis. With respect to each Plan that is subject to the funding requirements of Section 412 of the Code and
     Section 302 of ERISA, all required contributions for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with Section 412(m) of the Code) shall have been made. With respect to each other Plan, all required payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made. No tax qualified Plan has any unfunded liabilities.

          (viii) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code, whether by statutory, class or individual exemption) has occurred with respect to any Plan which would result in the imposition, directly or indirectly, of any excise tax, penalty or other liability under Section 4975 of the Code or Section 409 or 502(i) of ERISA. Neither Matewan nor, to the best knowledge of Matewan, any Matewan Subsidiary, any trustee, administrator or other fiduciary of any Plan, or any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject Matewan or any Matewan Subsidiary to any liability for breach of fiduciary duty under ERISA or any other applicable law.

          (ix) With respect to each Plan, all reports and information required to be filed with any government agency or distributed to Plan participants and their beneficiaries have been duly and timely filed or distributed.

          (x) Matewan and each Matewan Subsidiary has been and is presently in compliance with all of the requirements of Section 4980B of the Code.

          (xi) Neither Matewan nor any Matewan Subsidiary has a liability as of December 31, 1997 under any Plan that, to the extent disclosure is required under GAAP, is not reflected on the consolidated balance sheet included in the Financial Statements of Matewan as of December 31, 1997 or otherwise Disclosed.

          (xii) Neither the consideration nor implementation of the transactions contemplated under this Agreement will increase (A) Matewan's or any Matewan Subsidiary's obligation to make contributions or any other payments to fund benefits accrued under the Plans as of the date of this Agreement or (B) the benefits accrued or payable with respect to any participant under the Plans (except to the extent benefits may be deemed increased by accelerated vesting or accelerated allocation of previously unallocated Plan assets.)

          (xiii) With respect to each Plan, Matewan has Disclosed or made available to BB&T, true, complete and correct copies of (A) all documents pursuant to which the Plans are maintained, funded and administered, including summary plan descriptions, (B) the three most recent annual reports (Form 5500 series) filed with the IRS (with attachments), (C) the three most recent actuarial reports, if any, (D) the three most recent financial statements, (E) all governmental filings for the last three years, including, without limitation, excise tax returns and reportable events filings, and (F) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions) during the past three years.

          (xiv) Each of the Plans as applied to Matewan and any Matewan Subsidiary may be amended or terminated at any time by action of Matewan's Board of Directors, or such Matewan's Subsidiary's Board of Directors, as the case may be, or a committee of such Board of Directors or duly authorized officer, in each case subject to the terms of the Plan and compliance with applicable laws and regulations (and limited, in the case of multiemployer plans, to termination of the participation of Matewan or a Matewan Subsidiary thereunder).

3.15 Certain Contracts
     -----------------

     (a) Neither Matewan nor any Matewan Subsidiary is a party to, is bound or affected by, or receives benefits under (i) any agreement, arrangement or commitment, written or oral, the default of which would have a Material Adverse Effect, whether or not made in the ordinary course of business (other than loans or loan commitments made or certificates or deposits received in the ordinary course of the banking business), or any agreement restricting its business activities, including, without limitation, agreements or memoranda of understanding with regulatory authorities, (ii) any agreement, indenture or other instrument, written or oral, relating to the borrowing of money by Matewan or any Matewan Subsidiary or the guarantee by Matewan or any Matewan Subsidiary of any such obligation, which cannot be terminated within less than 30 days after the Closing Date by Matewan or any Matewan Subsidiary (without payment of any penalty or cost, except with respect to Federal Home Loan Bank or Federal Reserve Bank advances), (iii) any agreement, arrangement or commitment, written or oral, relating to the employment of a consultant, independent contractor or agent, or the employment, election or retention in office of any present or former director or officer, which cannot be terminated within less than 30 days after the Closing Date by Matewan or any Matewan Subsidiary (without payment of any penalty or cost), or that provides benefits which are contingent, or the application of which is altered, upon the occurrence of a transaction involving Matewan of the nature contemplated by this Agreement or the BB&T Option Agreement, or (iv) any agreement or plan, written or oral, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the BB&T Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the BB&T Option Agreement. Each matter Disclosed pursuant to this Section 3.15(a) is in full force and effect as of the date hereof.

     (b) Neither Matewan nor any Matewan Subsidiary is in default under any agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.

3.16 Legal Proceedings; Regulatory Approvals
     ---------------------------------------

     There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of Matewan, threatened against Matewan or any Matewan Subsidiary or against any asset, interest, plan or right of Matewan or any Matewan Subsidiary, or, to the best knowledge of Matewan, against any officer, director or employee of any of them in their capacity as such. There are no actions, suits or proceedings instituted, pending or, to the best knowledge of Matewan, threatened against any present or former director or officer of Matewan or any Matewan Subsidiary that would reasonably be expected to give rise to a claim against Matewan or any Matewan Subsidiary for indemnification. There are no actual or, to the best knowledge of Matewan, threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or in the BB&T Option Agreement. To the best knowledge of Matewan, no fact or condition relating to Matewan or any Matewan Subsidiary exists (including, without limitation, noncompliance with the CRA) that would prevent Matewan or BB&T from obtaining all of the federal and state regulatory approvals contemplated herein.

3.17 Compliance with Laws; Filings
     -----------------------------

     Each of Matewan and each Matewan Subsidiary is in compliance with all statutes and regulations (including, but not limited to, the CRA, the TILA and regulations promulgated thereunder, and other consumer banking laws), and has obtained and maintained all permits, licenses and registrations applicable to the conduct of its business, and neither Matewan nor any Matewan Subsidiary has received notification that has not lapsed, been withdrawn or abandoned by any agency or department of federal, state or local government (i) asserting a violation or possible violation of any such statute or regulation, (ii) threatening to revoke any permit, license, registration, or other government authorization, or (iii) restricting or in any way limiting its operations. Neither Matewan nor any Matewan Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and none of them has received any communication requesting that it enter into any of the foregoing. Since December 31, 1995, Matewan and each of the Matewan Subsidiaries has filed all reports, registrations, notices and statements, and any amendments thereto, that it was required to file with federal and state regulatory authorities, including, without limitation, the OTS, Commission, FDIC, Federal Reserve Board and applicable state regulators. Each such report, registration, notice and statement, and each amendment thereto, complied with applicable legal requirements.

3.18 Brokers and Finders
     -------------------

     Neither Matewan nor any Matewan Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, in the Plan of Merger or in the BB&T Option Agreement, except for an obligation to the Financial Advisor, the nature and extent of which has been Disclosed, for investment banking services, and except for fees to accountants and lawyers.

3.19 Repurchase Agreements; Derivatives
     ----------------------------------

     (a) With respect to all agreements currently outstanding pursuant to which Matewan or any Matewan Subsidiary has purchased securities subject to an agreement to resell, Matewan or the Matewan Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing such agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. With respect to all agreements currently outstanding pursuant to which Matewan or any Matewan Subsidiary has sold securities subject to an agreement to repurchase, neither Matewan nor the Matewan Subsidiary has pledged collateral in excess of the amount of the debt secured thereby. Neither Matewan nor any Matewan Subsidiary has pledged collateral in excess of the amount required under any interest rate swap or other similar agreement currently outstanding.

     (b) Neither Matewan nor any Matewan Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheets in the Financial Statements, which is a financial derivative contract (including various combinations thereof), except for options and forwards entered into in the ordinary course of its mortgage lending business consistent with past practice and current policy.

3.20 Deposit Accounts
     ----------------

     The deposit accounts of the Matewan Subsidiaries that are depository institutions are insured by the FDIC to the maximum extent permitted by federal law, and the Matewan Subsidiaries have paid all premiums and assessments and filed all reports required to have been paid or filed under all rules and regulations applicable to the FDIC.

3.21 Related Party Transactions
     --------------------------

     Matewan has Disclosed all existing transactions, investments and loans, including loan guarantees existing as of the date hereof, to which Matewan or any Matewan Subsidiary is a party with any director, executive officer or 5% shareholder of Matewan or any person, corporation, or enterprise controlling, controlled by or under common control with any of the foregoing. All such transactions, investments and loans are on terms no less favorable to Matewan than could be obtained from unrelated parties.

3.22 Certain Information
     -------------------

     When the Proxy Statement/Prospectus is mailed, and at the time of the meeting of shareholders of Matewan to vote on the Plan of Merger, the Proxy Statement/Prospectus and all amendments or supplements thereto, with respect to all information set forth therein provided by Matewan, (i) shall comply with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

3.23 Tax and Regulatory Matters
     --------------------------

     Neither Matewan nor any Matewan Subsidiary has taken or agreed to take any action which would or could reasonably be expected to (i) cause the Merger not to constitute a reorganization under Section 368 of the Code or (ii) impede or delay receipt of any consents of regulatory authorities referred to in Section 5.4(b) or result in failure of the condition in Section 6.3(b).

3.24 State Takeover Laws
     -------------------

     Matewan and each Matewan Subsidiary have taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable moratorium, fair price, business combination, control share or other anti-takeover laws.

3.25 Labor Relations
     ---------------

     Neither Matewan nor any Matewan Subsidiary is the subject of any claim or allegation that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is Matewan or any Matewan Subsidiary party to any collective bargaining agreement. There is no strike or other labor dispute involving Matewan or any Matewan Subsidiary, pending or threatened, or to the best knowledge of Matewan, is there any activity involving any employees of Matewan or any Matewan Subsidiary seeking to certify a collective bargaining unit or engaging in any other organization activity.

3.26 Fairness Opinion
     ----------------

     Matewan has received from the Financial Advisor an opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the Matewan Common Stock and the Matewan Preferred Stock.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BB&T

     BB&T represents and warrants to Matewan as follows (the representations and warranties herein of BB&T are made subject to the applicable standard set forth in Section 6.2(a), and no such representation or warranty shall be deemed to be inaccurate unless the inaccuracy would permit Matewan to refuse to consummate the Merger under such applicable standard):

4.1  Capital Structure of BB&T
     -------------------------

     The authorized capital stock of BB&T consists of (i) 5,000,000 shares of preferred stock, par value $5.00 per share, of which 2,000,000 shares have been designated as Series B Junior Participating Preferred Stock and the remainder are undesignated, and none of which shares are issued and outstanding, and (ii) 500,000,000 shares of BB&T Common Stock of which 290,210,766 shares were issued and outstanding on December 31, 1998. All outstanding shares of BB&T Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The shares of BB&T Common Stock reserved as provided in Section
5.3 are free of any Rights and have not been reserved for any other purpose, and such shares are available for issuance as provided pursuant to the Plan of Merger. Holders of BB&T Common Stock do not have preemptive rights.

4.2  Organization, Standing and Authority of BB&T
     --------------------------------------------

     BB&T is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina, with full corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, and is duly qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such qualification. BB&T is registered as a bank holding company under the Bank Holding Company Act.

4.3  Authorized and Effective Agreement
     ----------------------------------

     (a) BB&T has all requisite corporate power and authority to enter into and (subject to receipt of all necessary government approvals) perform all of its obligations under this Agreement. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BB&T. This Agreement and the Plan of Merger attached hereto constitute legal, valid and binding obligations of BB&T, and each is enforceable against BB&T in accordance with its terms, in each case subject to (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws in effect from time to time relating to or affecting the enforcement of the rights of creditors; and (ii) general principles of equity.

     (b) Neither the execution and delivery of this Agreement or the Articles of Merger, nor consummation of the transactions contemplated hereby, nor compliance by BB&T with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the Articles of Incorporation or bylaws of BB&T or any BB&T Subsidiary, (ii) constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of BB&T or any BB&T Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BB&T or any BB&T Subsidiary.

     (c) Other than consents or approvals required from, or notices to, regulatory authorities as provided in Section 5.4(b), no notice to, filing with, or consent of, any public body or authority is necessary for the consummation by BB&T of the Merger and the other transactions contemplated in this Agreement.

4.4  Organization, Standing and Authority of BB&T Subsidiaries
     ---------------------------------------------------------

     Each of the BB&T Subsidiaries is duly organized, validly existing and in good standing under applicable laws. BB&T owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the BB&T Subsidiaries. Each of the BB&T Subsidiaries (i) has full power and authority to carry on its business as now conducted and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

4.5  Securities Documents; Statements True
     -------------------------------------

     BB&T has timely filed all Securities Documents required by the Securities Laws to be filed since December 31, 1995. As of their respective dates of filing, such Securities Documents complied with the Securities Laws as then in effect, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No statement, certificate, instrument or other writing furnished or to be furnished hereunder by BB&T or any other BB&T Subsidiary to Matewan contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6  Financial Statements
     --------------------

     The Financial Statements of BB&T fairly present or will fairly present, as the case may be, the consolidated financial position of BB&T and the BB&T Subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and changes in cash flows for the periods then ended (subject, in the case of unaudited interim statements, to the absence of any notes and to normal year-end audit adjustments that are not material in amount or effect) in conformity with GAAP consistently applied.

4.7  Certain Information
     -------------------

     When the Proxy Statement/Prospectus is mailed, and at all times subsequent to such mailing up to and including the time of the meeting of shareholders of Matewan to vote on the Merger, the Proxy Statement/Prospectus and all amendments or supplements thereto, with respect to all information set forth therein relating to BB&T, (i) shall comply with the applicable provisions of the Securities Laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

4.8  Tax and Regulatory Matters
     --------------------------

     Neither BB&T nor any BB&T Subsidiary has taken or agreed to take any action which would or could reasonably be expected to (i) cause the Merger not to constitute a reorganization under Section 368 of the Code, or (ii) materially impede or delay receipt of any consents of regulatory authorities referred to in
Section 5.4(b) or result in failure of the condition in Section 6.3(b).

4.9  Share Ownership
     ---------------

     As of the date of this Agreement, BB&T does not own (except in a fiduciary capacity) any shares of Matewan Common Stock or Matewan Preferred Stock.

4.10 Legal Proceedings; Regulatory Approvals
     ---------------------------------------

     There are no actual or, to the best knowledge of BB&T, threatened actions, suits or proceedings instituted, which present a claim to restrain or prohibit the transactions contemplated herein. To the best knowledge of BB&T, no fact or condition relating to BB&T or any BB&T Subsidiary exists (including, without limitation, noncompliance with the CRA) that would prevent BB&T or Matewan from obtaining all of the federal and state regulatory approvals contemplated herein.

4.11 Adverse Change
     --------------

     Since December 31, 1997 and except as specifically identified (by footnote or otherwise) in the most recent BB&T Financial Statements, there has not been any adverse change or any event involving a prospective adverse change in the business, financial condition, results of operations or business prospects of BB&T or any of the BB&T Subsidiaries.

                                   ARTICLE V
                                   COVENANTS

5.1  Matewan Shareholder Meeting
     ---------------------------

     Matewan shall submit this Agreement and the Plan of Merger to its shareholders for approval at a meeting to be held as soon as practicable, and by approving execution of this Agreement, the Board of Directors of Matewan agrees that it shall, at the time the Proxy Statement/Prospectus is mailed to the shareholders of Matewan, recommend that Matewan's shareholders vote for such approval; provided, that the Board of Directors of Matewan may withdraw or refuse to make such recommendation only if the Board of Directors shall determine in good faith that such recommendation would violate its fiduciary duty to Matewan's shareholders after consideration of (i) written advice of legal counsel that, in the opinion of such counsel, such recommendation or the failure to withdraw or modify such recommendation would likely constitute a breach of the fiduciary duty of the Board of Directors to the shareholders of Matewan, and (ii) a written determination from the Financial Advisor that the Merger Consideration is not fair or is inadequate to the Matewan shareholders from a financial point of view, or a written withdrawal of the opinion described in Section 3.26, in either case accompanied by a detailed analysis of the reasons for such determination, or a written withdrawal of the opinion described in Section 3.26.

5.2  Registration Statement; Proxy Statement/Prospectus
     --------------------------------------------------

     As promptly as practicable after the date hereof, BB&T shall prepare and file the Registration Statement with the Commission. Matewan will furnish to BB&T the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the Commission and again before any amendments are filed, and shall have the right to review and consult with BB&T on the form of, and any characterizations of such information included in, the Registration Statement prior to the filing with the Commission. Such Registration Statement, at the time it becomes effective and on the Effective Time, shall in all material respects conform to the requirements of the Securities Act and the applicable rules and regulations of the Commission. The Registration Statement shall include the form of Proxy Statement/Prospectus. BB&T and Matewan shall use their reasonable best efforts to cause the Proxy Statement/Prospectus to be approved by the Commission for mailing to the Matewan shareholders, and such Proxy Statement/Prospectus shall, on the date of mailing, conform in all material respects to the requirements of the Securities Laws and the applicable rules and regulations of the Commission thereunder. Matewan shall cause the Proxy Statement/Prospectus to be mailed to shareholders in accordance with all applicable notice requirements under the Securities Laws and the DGCL.

5.3  Plan of Merger; Reservation of Shares
     -------------------------------------

     At the Effective Time, the Merger shall be effected in accordance with the Plan of Merger. In connection therewith, BB&T undertakes and agrees to pay or cause to be paid when due the Merger Consideration. BB&T has reserved for issuance such number of shares of BB&T Common Stock as shall be necessary to pay the Merger Consideration and agrees not to take any action that would cause the aggregate number of authorized shares of BB&T Common Stock available for issuance hereunder not to be sufficient to effect the Merger. If at any time the aggregate number of shares of BB&T Common Stock reserved for issuance hereunder is not sufficient to effect the Merger, BB&T shall take all appropriate action as may be required to increase the number of shares of BB&T Common Stock reserved for such purpose.

5.4  Additional Acts
     ---------------

     (a) Matewan agrees to take such actions requested by BB&T as may be reasonably necessary to modify the structure of, or to substitute parties to (so long as such substitute is BB&T or a BB&T Subsidiary) the transactions contemplated hereby, provided that such modifications do not change the Merger Consideration or abrogate the covenants and other agreements contained in this Agreement, including, without limitation, the covenant not to take any action that would substantially delay or impair the prospects of completing the Merger pursuant to this Agreement and the Plan of Merger.

     (b) As promptly as practicable after the date hereof, BB&T and Matewan shall submit notice or applications for prior approval of the transactions contemplated herein to the Federal Reserve Board and any other federal, state or local government agency, department or body to which notice is required or from which approval is required for consummation of the Merger and the other transactions contemplated hereby. Matewan and BB&T each represents and warrants to the other that all information included (or submitted for inclusion) concerning it, its respective Subsidiaries, and any of its respective directors, officers and shareholders, shall be true, correct and complete in all material respects as of the date presented.

5.5  Best Efforts
     ------------

     Each of BB&T and Matewan shall use, and shall cause each of their respective Subsidiaries to use, its best efforts in good faith to (i) furnish such information as may be required in connection with and otherwise cooperate in the preparation and filing of the documents referred to in Sections 5.2 and
5.4 or elsewhere herein, and (ii) take or cause to be taken all action necessary or desirable on its part to fulfill the conditions in Article VI, including, without limitation, executing and delivering, or causing to be executed and delivered, such representations, certificates and other instruments or documents as may be reasonably requested by BB&T's legal counsel for such counsel to issue the opinion contemplated by Section 6.1(e), and to consummate the transactions herein contemplated at the earliest possible date. Neither BB&T nor Matewan shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially delay or impair the prospects of completing the Merger pursuant to this Agreement and the Plan of Merger.

5.6  Certain Accounting Matters
     --------------------------

     Matewan shall cooperate with BB&T concerning accounting and financial matters necessary or appropriate to facilitate the Merger (taking into account BB&T's policies, practices and procedures), including, without limitation, issues arising in connection with record keeping, loan classification, valuation adjustments, levels of loan loss reserves and other accounting practices; provided, that any action taken pursuant to this Section 5.6 shall not be deemed to constitute or result in the breach of any representation or warranty of Matewan contained in this Agreement; and provided further, that Matewan shall not be required to implement any changes in accounting or financial matters unless and until BB&T agrees in writing that all conditions to BB&T's obligation to consummate the Merger set forth in Sections 6.1 and 6.3 (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing or otherwise to be dated at the Effective Time, the delivery of which shall continue to be conditions to BB&T's obligation to consummate the Merger) have been satisfied or waived.

5.7  Access to Information
     ---------------------

     Matewan and BB&T will each keep the other advised of all material developments relevant to its business and the businesses of its Subsidiaries, and to consummation of the Merger, and each shall provide to the other, upon request, reasonable details of any such development. Upon reasonable notice, Matewan shall afford to representatives of BB&T access, during normal business hours during the period prior to the Effective Time, to all of the properties, books, contracts, commitments and records of Matewan and the Matewan Subsidiaries and, during such period, shall make available all information concerning their businesses as may be reasonably requested. BB&T shall make available to representatives of Matewan information consistent with information provided by BB&T in the past to other corporations similarly situated. No investigation pursuant to this Section 5.7 shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations hereunder of, either party hereto. Each party hereto shall, and shall cause each of its directors, officers, attorneys and advisors to, maintain the confidentiality of all information obtained hereunder which is not otherwise publicly disclosed by the other party, said undertakings with respect to confidentiality to survive any termination of this Agreement pursuant to Section
7.1. In the event of the termination of this Agreement, each party shall return to the other party upon request all confidential information (including all copies thereof, but not including such party's own work product) previously furnished in connection with the transactions contemplated by this Agreement.

5.8  Press Releases
     --------------

     BB&T and Matewan shall agree with each other as to the form and substance of any press release related to this Agreement and the Plan of Merger or the transactions contemplated hereby and thereby, and consult with each other as to the form and substance of other public disclosures related thereto; provided, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which in the opinion of its counsel is required by law.

5.9  Forbearances of Matewan
     -----------------------

     Except with the prior written consent of BB&T, between the date hereof and the Effective Time, Matewan shall not, and shall cause each of the Matewan Subsidiaries not to:

          (a) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, or establish or acquire any new Subsidiary or engage in any new type of activity or expand any existing activities;

          (b) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock, other than regularly scheduled quarterly dividends of $.12 per share of Matewan Common Stock and $.47 per share of Matewan Preferred Stock payable on record dates and in amounts consistent with past practices; provided that any dividend declared or payable on the shares of Matewan Common Stock or Matewan Preferred Stock for the quarterly period during which the Effective Time occurs shall, unless otherwise agreed upon in writing by BB&T and Matewan, be declared with a record date prior to the Effective Time only if the normal record date for payment of the corresponding quarterly dividend to holders of BB&T Common Stock is before the Effective Time;

          (c) issue any shares of its capital stock (including treasury shares), except upon conversion of Matewan Preferred Stock or pursuant to the BB&T Option Agreement;

          (d) issue, grant or authorize any Rights or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

          (e) amend its Articles of Incorporation or Bylaws;

          (f) impose or permit imposition, of any lien, charge or encumbrance on any share of stock held by it in any Matewan Subsidiary, or permit any such lien, charge or encumbrance to exist (with the exception of the lien held on the shares of common stock of Matewan National Bank held by One Valley Bank, National Association); or waive or release any material right or cancel or compromise any debt or claim, in each case other than in the ordinary course of business;

          (g) merge with any other entity or permit any other entity to merge into it, or consolidate with any other entity; acquire control over any other entity; or liquidate, sell or otherwise dispose of any assets or acquire any assets, other than in the ordinary course of its business consistent with past practices;

          (h) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business;

          (i) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus to, or provide any new employee benefit or incentive to, any of its directors, officers or employees, except for increases or payments made in the ordinary course of business consistent with past practice pursuant to plans or arrangements in effect on the date hereof;

          (j) enter into or substantially modify (except as may be required by applicable law or regulation) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees; provided, however, that this subparagraph shall not prevent renewal of any of the foregoing consistent with past practice;

          (k) solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, Matewan or any Matewan Subsidiary or any business combination with Matewan or any Matewan Subsidiary other than as contemplated by this Agreement; or authorize any officer, director, agent or affiliate of Matewan or any Matewan Subsidiary to do any of the above; or fail to notify BB&T immediately if any such inquiries or proposals are received, any such information is requested or required, or any such negotiations or discussions are sought to be initiated; provided, that this subsection (k) shall not apply to furnishing information, negotiations or discussions following an unsolicited offer if, as a result of such offer, Matewan is advised in writing by legal counsel that in its opinion the failure to so furnish information or negotiate would likely constitute a breach of the fiduciary duty of Matewan's Board of Directors to the Matewan shareholders;

          (l) enter into (i) any material agreement, arrangement or commitment not made in the ordinary course of business, (ii) any agreement, indenture or other instrument not made in the ordinary course of business relating to the borrowing of money by Matewan or a Matewan Subsidiary or guarantee by Matewan or a Matewan Subsidiary of any obligation, (iii) any agreement, arrangement or commitment relating to the employment or severance of a consultant or the employment, severance, election or retention in office of any present or former director, officer or employee (this clause shall not apply to the election of directors by shareholders or the reappointment of officers in the normal course), or
     (iv) any contract, agreement or understanding with a labor union;

          (m) change its lending, investment or asset liability management policies in any material respect, except as may be required by applicable law, regulation, or directives, and except that after approval of the Agreement and the Plan of Merger by its shareholders and after receipt of the requisite regulatory approvals for the transactions contemplated by this Agreement and the Plan of Merger, Matewan shall cooperate in good faith with BB&T to adopt policies, practices and procedures consistent with those utilized by BB&T, effective on or before the Closing Date;

          (n) change its methods of accounting in effect at December 31, 1997, except as required by changes in GAAP concurred in by BB&T, which concurrence shall not be unreasonably withheld, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the year ended December 31, 1997, except as required by changes in law or regulation;

          (o) incur any commitments for capital expenditures or obligation to make capital expenditures in excess of $50,000 for any one expenditure, or $250,000 in the aggregate (it being understood that Matewan has existing commitments of approximately $900,000 for the purchase of a banking facility in Tazewell, Virginia, approximately $750,000 for the construction of a banking facility in Richlands, Virginia, and approximately $900,000 for year-2000 compliance and for computer systems);

          (p) incur any indebtedness other than deposits from customers, advances from the Federal Home Loan Bank or Federal Reserve Bank and reverse repurchase arrangements in the ordinary course of business;

          (q) take any action which would or could reasonably be expected to (i) cause the Merger not to constitute a reorganization under Section 368 of the Code as determined by BB&T, (ii) result in any inaccuracy of a representation or warranty herein which would allow for a termination of this Agreement, or (iii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied;

          (r) dispose of any material assets other than in the ordinary course of business; or

          (s)  agree to do any of the foregoing.

5.10 Employment Agreements
     ---------------------

     BB&T (or its specified BB&T Subsidiary) agrees to enter into an employment agreement with Dan R. Moore substantially in the form of Annex B hereto, with Timothy Edwards and Anna Ward substantially in the form of Annex C hereto, and with Lee E. Ellis substantially in the form of Annex D hereto.

5.11 Affiliates
     ----------

     Matewan shall use its best efforts to cause all persons who are Affiliates of Matewan to deliver to BB&T promptly following this Agreement a written agreement providing that such person will not dispose of BB&T Common Stock received in the Merger except in compliance with the Securities Act and the rules and regulations promulgated thereunder, and in any event shall use its best efforts to cause such affiliates to deliver to BB&T such written agreement prior to the Closing Date.

5.12 401(k) Plan; Pension Plan; Other Employee Benefits; Stock Purchase Plan
     -----------------------------------------------------------------------

     (a) BB&T shall cause the 401(k) plan of Matewan to be merged with the 401(k) plan maintained by BB&T and the BB&T Subsidiaries, and the account balances of former employees of Matewan or the Matewan Subsidiaries who are participants in the Matewan plan shall be transferred to the accounts of such employees under the BB&T 401(k) plan. Following such merger and transfer, such accounts shall be governed and controlled by the terms of the BB&T 401(k) plan as in effect from time to time (and subject to BB&T's right to terminate such plan). For purposes of administering the 401(k) plan, service with Matewan and the Matewan Subsidiaries shall be deemed to be service with BB&T or the BB&T Subsidiaries for participation and vesting purposes, but not for purposes of benefit accrual.

     (b) As soon as practicable following the Effective Time, BB&T shall take any and all action necessary either (i) to terminate the defined benefit pension plan of Matewan (the "Pension Plan") pursuant to a standard termination in accordance with Section 4041 of ERISA and to provide for full vesting of the accrued benefits of all participants in the Pension Plan and the distribution of the assets thereof to the participants or (ii) to merge the Pension Plan with and into BB&T's defined benefit pension plan. The actions relating to termination or merger of the Pension Plan shall be conditioned upon receiving a favorable determination letter from the IRS with regard to the termination or merger of the Pension Plan. BB&T will use its reasonable best efforts to seek the issuance of such letter as soon as practicable following the Effective Time. Each employee of Matewan or a Matewan Subsidiary at the Effective Time who becomes an employee immediately following the Effective Time of BB&T or a BB&T Subsidiary ("Employer Entity") shall be given credit under BB&T's defined benefit pension plan for service with Matewan and the Matewan Subsidiaries for participation and vesting purposes, but not for purposes of benefit accrual.

     (c) Each employee of Matewan or a Matewan Subsidiary at the Effective Time who becomes an employee immediately following the Effective Time of an Employer Entity shall be eligible to participate in the group hospitalization, medical, dental, life, disability and other welfare benefit plans and programs available to employees of the Employer Entity, subject to the terms of such plans and programs; provided, that service with Matewan or a Matewan Subsidiary shall be deemed to be service with the Employer Entity for the purpose of determining eligibility to participate and vesting (if applicable) in such welfare plans and programs, but not for the purpose of computing benefits, if any, determined in
whole or in part with reference to service.   Medical expenses paid by any
Matewan employee prior to the Effective Time shall be counted toward deductibles or co-payments to the same extent that such expenses would have been counted had such employee been participating in the Employer Entity's welfare plans and programs.

     (d) Each employee of Matewan or a Matewan Subsidiary who becomes an employee of an Employer Entity and is terminated by such or another Employer Entity subsequent to the Effective Time, excluding any employee who has an existing employment or special termination agreement which is

Disclosed, shall be entitled to severance pay in accordance with the general severance policy maintained by BB&T, if and to the extent that such employee is entitled to severance pay under such policy. Such employee's service with Matewan or a Matewan Subsidiary shall be treated as service with BB&T for purposes of determining the amount of severance pay, if any, under BB&T's severance policy.

     (e) BB&T agrees to honor all employment agreements, severance agreements and deferred compensation agreements that Matewan and the Matewan Subsidiaries have with their current and former employees and directors and which have been Disclosed to BB&T pursuant to this Agreement, except to the extent any such agreements shall be superseded or terminated at the Closing or following the Closing Date. Except for the agreements described in the preceding sentence, the employee benefit plans of Matewan shall be terminated as of the Effective Time.

5.13 Directors and Officers Protection
     ---------------------------------

     BB&T or a BB&T Subsidiary shall provide and keep in force for a period of three years after the Effective Time directors' and officers' liability insurance providing coverage to directors and officers of Matewan for acts or omissions occurring prior to the Effective Time. Such insurance shall provide at least the same coverage and amounts as contained in Matewan's policy on the date hereof; provided, that in no event shall the annual premium on such policy exceed 150% of the annual premium payments on Matewan's policy in effect as of the date hereof (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, BB&T shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount. Notwithstanding the foregoing, BB&T further agrees to indemnify all individuals who are or have been officers, directors or employees of Matewan or any Matewan Subsidiary prior to the Effective Time from any acts or omissions in such capacities prior to the Effective Time, to the extent that such indemnification is provided pursuant to the Articles of Incorporation and By-laws of Matewan on the date hereof and is permitted under the NCBCA.

5.14 Forbearances of BB&T
     --------------------

     Except with the prior written consent of Matewan, which consent shall not be arbitrarily or unreasonably withheld, between the date hereof and the Effective Time, neither BB&T nor any BB&T Subsidiary shall take any action which would or might be expected to (i) cause the business combination contemplated hereby not to constitute a reorganization under Section 368 of the Code; (ii) result in any inaccuracy of a representation or warranty herein which would allow for termination of this Agreement; (iii) cause any of the conditions precedent to the transactions contemplated by this Agreement to fail to be satisfied; (iv) exercise the BB&T Option Agreement other than in accordance with its terms, or dispose of the shares of Matewan Common Stock issuable upon exercise of the option rights conferred thereby other than as permitted by the terms thereof; or (v) fail to comply in any material respect with any laws, regulations, ordinances or governmental actions applicable to it and to the conduct of its business.

5.15 Reports
     -------

     Each of Matewan and BB&T shall file (and shall cause the Matewan Subsidiaries and the BB&T Subsidiaries, respectively, to file), between the date of this Agreement and the Effective Time, all reports required to be filed by it with the Commission and any other regulatory authorities having jurisdiction over such party, and shall deliver to BB&T or Matewan, as the case may be, copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the Commission, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to the absence of notes and to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the Commission will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to a regulatory authority other than the Commission shall be prepared in accordance with requirements applicable to such reports.

5.16 Exchange Listing
     ----------------

     BB&T shall use its reasonable best efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of BB&T Common Stock to be issued to the holders of Matewan Common Stock and Matewan Preferred Stock pursuant to the Merger, and BB&T shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

5.17 Advisory Board for the Matewan Market Area.
     ------------------------------------------

     As of the Effective Time, BB&T shall offer to each of the members of the Board of Directors of Matewan a seat on the Advisory Board for the Southern West Virginia region. For two years following the Effective Time, the Advisory Board members appointed pursuant to this Section 5.17 and who continue to serve shall receive, as compensation for service on the Advisory Board, Advisory Board member's fees (annual retainer and attendance fees) equal in amount each year (prorated for any partial year) to the annual retainer and schedule of attendance fees for directors of Matewan in effect on January 1, 1999.
Following such two-year period, Advisory Board Members, if they continue to serve in such capacity, shall receive fees in accordance with BB&T's standard schedule of fees for service thereon as in effect from time to time. For two years after the Effective Time, no such Advisory Board member shall be prohibited from serving thereon because he or she shall have attained the maximum age for service thereon (currently age 70). Matewan shall use its best efforts to cause each member of its Board of Directors to enter into an agreement with BB&T on or before the Closing Date providing that such member will not engage in activities competitive with BB&T for two years following the Effective Time.

5.18 Board of Directors of BB&T
     --------------------------

     As of the Effective Time, Branch Banking and Trust Company, a North Carolina banking corporation, shall elect Dan R. Moore to its Board of Directors, to serve until its next annual meeting (subject to the right of removal for cause) and thereafter so long as he is elected and qualifies.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1  Conditions Precedent - BB&T and Matewan
     ---------------------------------------

     The respective obligations of BB&T and Matewan to effect the transactions contemplated by this Agreement shall be subject to satisfaction or waiver of the following conditions at or prior to the Effective Time:

     (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Plan of Merger, and consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken, including, without limitation, the approval of the shareholders of Matewan of the Agreement and the Plan of Merger;

     (b) The Registration Statement (including any post-effective amendments thereto) shall be effective under the Securities Act, no proceedings shall be pending or to the knowledge of BB&T threatened by the Commission to suspend the effectiveness of such Registration Statement and the BB&T Common Stock to be issued as contemplated in the Plan of Merger shall have either been registered or be subject to exemption from registration under applicable state securities laws;

     (c) The parties shall have received all regulatory approvals required in connection with the transactions contemplated by this Agreement and the Plan of Merger, all notice periods and waiting periods with respect to such approvals shall have passed and all such approvals shall be in effect;

     (d) None of BB&T, any of the BB&T Subsidiaries, Matewan or any of the Matewan Subsidiaries shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by this Agreement; and

     (e) Matewan and BB&T shall have received an opinion of BB&T's legal counsel, in form and substance satisfactory to Matewan and BB&T, substantially to the effect that the Merger will constitute one or more reorganizations under
Section 368 of the Code and that the shareholders of Matewan will not recognize any gain or loss to the extent that such shareholders exchange shares of Matewan Common Stock or Matewan Preferred Stock for shares of BB&T Common Stock.


6.2  Conditions Precedent - Matewan
     ------------------------------

     The obligations of Matewan to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by Matewan pursuant to Section 7.4:

     (a) All representations and warranties of BB&T shall be evaluated as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by Matewan. The representations and warranties of BB&T set forth in Sections 4.1, 4.2 (except as relates to qualification),

4.3(a), 4.3(b)(i) and 4.4 (except as relates to qualification) shall be true and correct (except for inaccuracies which are de minimis in amount). There shall not exist inaccuracies in the representations and warranties of BB&T set forth in this Agreement (including the representations and warranties set forth in Sections 4.1, 4.2, 4.3(a), 4.3(b)(i) and 4.4) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on BB&T.

     (b) BB&T shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement.

     (c) BB&T shall have delivered to Matewan a certificate, dated the Closing Date and signed by its Chairman or President or an Executive Vice President, to the effect that the conditions set forth in Sections 6.1(a), 6.1(b), 6.1(c), 6.1(d), 6.2(a) and 6.2(b) hereof, to the extent applicable to BB&T, have been satisfied and that there are no actions, suits, claims, governmental investigations or procedures instituted, pending or, to the best of such officer's knowledge, threatened that reasonably may be expected to have a Material Adverse Effect on BB&T or that present a claim to restrain or prohibit the transactions contemplated herein or in the Plan of Merger.

     (d) Matewan shall have received opinions of counsel to BB&T in the form reasonably acceptable to Matewan's legal counsel.

     (e) All approvals of the transactions contemplated herein from the Federal Reserve Board and any other state or federal government agency, department or body, the approval of which is required for the consummation of the Merger, shall have been received and all waiting periods with respect to such approvals shall have expired.

     (f) The shares of BB&T Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

6.3  Conditions Precedent - BB&T
     ---------------------------

     The obligations of BB&T to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following additional conditions at or prior to the Effective Time, unless waived by BB&T pursuant to
Section 7.4:

     (a) All representations and warranties of Matewan shall be evaluated as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date designated in the case of any representation and warranty which specifically relates to an earlier date), except as otherwise contemplated by this Agreement or consented to in writing by BB&T. The representations and warranties of Matewan set forth in Sections 3.1,
3.2 (except the last sentence thereof), 3.3, 3.4 (except the last sentence thereof), 3.5(a), 3.5(b)(i), 3.23 and 3.24 shall be true and correct (except for inaccuracies which are de minimis in amount). There shall not exist inaccuracies in the representations and warranties of Matewan set forth in this Agreement (including the representations and warranties set forth in the Sections designated in the preceding sentence) such that the effect of such inaccuracies individually or in the aggregate has, or is reasonably likely to have, a Material Adverse Effect on Matewan and the Matewan Subsidiaries taken as a whole.

     (b) No regulatory approval shall have imposed any condition or requirement which, in the reasonable opinion of the Board of Directors of BB&T, would so materially adversely affect the business or economic benefits to BB&T of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable or unduly burdensome.

     (c) Matewan shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement.

     (d) Matewan shall have delivered to BB&T a certificate, dated the Closing Date and signed by its Chairman or President, to the effect that the conditions set forth in Sections 6.1(a), 6.1(c), 6.3(a) and 6.3(c) hereof, to the extent applicable to Matewan, have been satisfied and that there are no actions, suits, claims, governmental investigations or procedures instituted, pending or, to the best of such officer's knowledge, threatened that reasonably may be expected to have a Material Adverse Effect on Matewan or that present a claim to restrain or prohibit the transactions contemplated herein or in the Plan of Merger.

     (e) BB&T shall have received opinions of counsel to Matewan in the form reasonably acceptable to BB&T's legal counsel.

     (f) BB&T shall have received the written agreements from Affiliates as specified in Section 5.11 hereof to the extent necessary, in the reasonable judgment of BB&T, to promote compliance with Rule 145 promulgated by the Commission.

                                  ARTICLE VII
                   TERMINATION, DEFAULT, WAIVER AND AMENDMENT

7.1  Termination
     -----------

     This Agreement may be terminated:

     (a) At any time prior to the Effective Time, by the mutual consent in writing of the parties hereto.

     (b) At any time prior to the Effective Time, by either party (i) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement, or (ii) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement, which inaccuracy would provide the nonbreaching party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 6.2(a) hereof in the case of Matewan and Section 6.3(a) hereof in the case of BB&T; and, in the case of (i) or (ii), if such breach or inaccuracy has not been cured by the earlier of thirty days following written notice of such breach to the party committing such breach or the Effective Time.

     (c) At any time prior to the Effective Time, by either party hereto in writing, if any of the conditions precedent to the obligations of the other party to consummate the transactions contemplated hereby cannot be satisfied or fulfilled prior to the Closing Date, and the party giving the notice is not in breach of any of its representations, warranties, covenants or undertakings herein.

     (d) At any time, by either party hereto in writing, if any of the applications for prior approval referred to in Section 5.4 hereof are denied, and the time period for appeals and requests for reconsideration has run.

     (e) At any time, by either party hereto in writing, if the shareholders of Matewan do not approve the Agreement and the Plan of Merger.

     (f) At any time following October 15, 1999 by either party hereto in writing, if the Effective Time has not occurred by the close of business on such date, and the party giving the notice is not in breach of any of its representations, warranties, covenants or undertakings herein.

     (g) At any time prior to 11:59 p.m. on April 9, 1999 by BB&T in writing, if BB&T determines in its sole good faith judgment, through review of information Disclosed by Matewan, or otherwise, that the financial condition, results of operations, business or business prospects of Matewan and of the Matewan Subsidiaries, taken as a whole, are materially adversely different from BB&T's reasonable expectations with respect thereto on the date of execution of this Agreement; provided that BB&T shall inform Matewan upon such termination as to the reasons for BB&T's determination. The fact that Matewan has Disclosed information shall not prevent BB&T from terminating this Agreement pursuant to this Section 7.1(g) on account of such information.

     (h) By Matewan at any time during the five-day period commencing after the Determination Date if both of the following conditions are satisfied:

          (1) the Closing Value shall be less than $30.87; and

          (2) (i) the quotient obtained by dividing the Closing Value by $36.3125 (such number being referred to herein as the "BB&T Ratio") shall be less than (ii) 90% of the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date;

subject, however, to the following three sentences. If Matewan determines not to consummate the Merger pursuant to this Section 7.1(h), it shall give prompt written notice of its election to terminate to BB&T, which notice may be withdrawn at any time prior to the lapse of the ten-day period commencing on the Determination Date. During the five-day period commencing with its receipt of such notice, BB&T shall have the option, with respect to a failure to satisfy the condition in clause (1), to elect to increase the Common Exchange Ratio to a number such that the value (based on the Closing Value) of the amount of BB&T Common Stock to be received in the Merger for each share of Matewan Common Stock shall equal the value (based on the Closing Value) that would have been received if the Closing Value were $30.87. The election contemplated by the preceding sentence shall be made by giving notice to Matewan of such election and the revised Common Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.1(h), and this Agreement shall remain in effect in accordance with its terms (except as the Common Exchange Ratio shall have been so modified), and any references in this Agreement to "Common Exchange Ratio" shall thereafter be deemed to refer to the Common Exchange Ratio as adjusted pursuant to this Section 7.1(h) and any references in this Agreement to "Preferred Exchange Ratio" shall thereafter be deemed to refer to the product of the Common Exchange Ratio as adjusted pursuant to this Section 7.1(h) multiplied by 1.1. If the Closing Date shall occur during the five-day period such option is in effect, the Closing Date shall be extended until the fifth Business Day following the close of such five-day period.

     For purposes of this Section 7.1(h), the following terms shall have the meanings indicated:

     "Closing Value" shall have the meaning provided in Section 2.7(d).

     "Determination Date" shall mean the tenth calendar day preceding the date designated by BB&T as the Closing Date.

     "Index Group" shall mean the 12 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which have been determined based upon the number of shares of outstanding common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 12 bank holding companies and the weights attributed to them are as follows:

Bank Holding Companies                       % Weighting
-------------------------------------------  -----------
          Wachovia Corporation                      9.64
          Fifth Third Bancorp                      12.69
          Comerica Incorporation                    7.40
          Summit Bancorp                            8.23
          Mercantile Bancorporation, Inc.           7.48
          First Security Corporation                8.95
          Huntington Bancshares Inc.               10.06
          SouthTrust Corporation                    7.86
          Regions Financial Corporation            10.52
          Marshall & Ilsley Corp.                   5.05
          AmSouth Bancorporation                    5.67
          Union Planters Corp.                      6.45

          Total                                   100.00%
                                                  =======


     "Index Price" on a given date shall mean the weighted average (weighted in accordance with the "% Weighting" listed above) of the closing sales prices of the companies composing the Index Group (determined as provided with respect to the Closing Value).

     "Starting Date" shall mean the date of this Agreement.

     If any company belonging to the Index Group or BB&T declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or BB&T shall be appropriately adjusted for the purposes of applying this Section 7.1(h).

7.2  Effect of Termination
     ---------------------

     In the event this Agreement and the Plan of Merger is terminated pursuant to Section 7.1 hereof, both this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions hereof relating to confidentiality and expenses set forth in Sections 5.7 and 8.1 hereof, respectively, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b) hereof shall not relieve the breaching party from liability for a breach of the covenant, agreement, representation or warranty giving rise to such termination. The BB&T Option Agreement shall be governed by its own terms.

7.3  Survival of Representations, Warranties and Covenants
     -----------------------------------------------------

     All representations, warranties and covenants in this Agreement or the Plan of Merger or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time, other than covenants that by their terms are to be performed after the Effective Time (including Sections 5.13, 5.17 and 5.18), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive BB&T or Matewan (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either BB&T or Matewan, the aforesaid representations, warranties and covenants being material inducements to consummation by BB&T and Matewan of the transactions contemplated herein.

7.4  Waiver
     ------

     Except with respect to any required regulatory approval, each party hereto, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of the Agreement and the Plan of Merger by the Matewan shareholders) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement, the Plan of Merger or any document delivered pursuant hereto or thereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or in the Plan of Merger, or
(iii) the performance by the other party of any of its obligations set out herein or therein; provided that no such extension or waiver, or amendment or supplement pursuant to this Section 7.4, executed after approval by the Matewan shareholders of this Agreement and the Plan of Merger, shall reduce either the Common Exchange Ratio or the Preferred Exchange Ratio or the payment terms for fractional interests.

7.5  Amendment or Supplement
     -----------------------

     This Agreement or the Plan of Merger may be amended or supplemented at any time in writing by mutual agreement of BB&T and Matewan, subject to the proviso to Section 7.4.

                                  ARTICLE VIII
                                 MISCELLANEOUS

8.1  Expenses
     --------

     Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including, without limitation, fees and expenses of its own

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

financial consultants, accountants and counsel; provided, however, that the filing fees and printing costs incurred in connection with the Registration Statement and the Proxy Statement/Prospectus shall be borne 50% by BB&T and 50% by Matewan.

8.2  Entire Agreement
     ----------------

     This Agreement, including the documents and other writings referenced herein or delivered pursuant hereto, contains the entire agreement between the parties with respect to the transactions contemplated hereunder and thereunder and supersedes all arrangements or understandings with respect thereto, written or oral, entered into on or before the date hereof. The terms and conditions of this Agreement and the BB&T Option Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement or the BB&T Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors, any rights, remedies, obligations or liabilities, except for the rights of directors and officers of Matewan to enforce rights in Sections 5.13, 5.17 and 5.18.

8.3  No Assignment
     -------------

     Except for a substitution of parties pursuant to Section 5.4(a), none of the parties hereto may assign any of its rights or obligations under this Agreement to any other person, except upon the prior written consent of each other party.

8.4  Notices
     -------

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight express courier or by facsimile transmission, addressed or directed as follows:

     If to Matewan:

          Dan R. Moore
          2/nd/ Avenue and Vinton Street
          Post Office Box 100
          Williamston, West Virginia 25661
          Telephone: 304-235-1544
          Fax: 304-235-1556

     With a required copy to:

          Charles D. Dunbar
          Jackson & Kelly
          1600 Laidley Tower
          Charleston, West Virginia 25301
          Telephone: 304-340-1196
          Fax: 304-340-1080

     If to BB&T:

          Scott E. Reed
          150 South Stratford Road
          4th Floor
          Winston-Salem, North Carolina 27104
          Telephone: 336-733-3088
          Fax: 336-733-2296

     With a required copy to:

          William A. Davis, II
          Womble Carlyle Sandridge & Rice, PLLC
          200 West Second Street
          Winston-Salem, North Carolina 27102
          Telephone: 336-721-3624
          Fax: 336-733-8364

Any party may by notice change the address to which notice or other communications to it are to be delivered.

8.5  Specific Performance
     --------------------

     Matewan acknowledges that the Matewan Common Stock and the Matewan Preferred Stock and the Matewan business and assets are unique, and that if Matewan fails to consummate the transactions contemplated by this Agreement such failure will cause irreparable harm to BB&T for which there will be no adequate remedy at law, BB&T shall be entitled, in addition to its other remedies at law, to specific performance of this Agreement if Matewan shall, without cause, refuse to consummate the transactions contemplated by this Agreement.

8.6  Captions
     --------

     The captions contained in this Agreement are for reference only and are not part of this Agreement.

8.7  Counterparts
     ------------

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8  Governing Law
     -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of laws, except to the extent federal law may be applicable.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                              BB&T CORPORATION


                              By:   /s/ John A. Allison, IV
                                 --------------------------------------------
                                   Name:
                                         ------------------------------------
                                   Title:
                                           ----------------------------------


                              MATEWAN BANCSHARES, INC.


                              By:    /s/ Dan R. Moore
                                  -------------------------------------------
                                   Name:
                                         ------------------------------------
                                   Title:
                                          -----------------------------------